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[LETTERHEAD OF COLUMBIA/HCA APPEARS HERE]

One Park Plaza
P.O. Box 550, Nashville, Tennessee 37202-0550
Phone (615)327-9551
COLUMBIA's home page is http://www.columbia-hca.net

                                                Exhibit 5


December 16, 1996

Columbia/HCA Healthcare Corporation
One Park Plaza
Nashville, TN 37203

RE:  Registration Statement on Form S-8
     Columbia/HCA Healthcare Corporation
     30,000,000 Shares of Common Stock

Ladies and Gentlemen:

     I am Senior Vice President and General Counsel for Columbia/HCA Healthcare Corporation, a Delaware corporation (the "Company"), and have been involved with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 30,000,000 shares of Common Stock, $.01 par value of the Company (the "Common Stock") being offered to certain employees of the Company, under the Columbia/HCA Healthcare Corporation 1992 Stock and Incentive Plan, f/k/a Columbia Hospital Corporation 1992 Stock and Incentive Plan described in the Registration Statement.

     In connection with the offering of the Company's Common Stock, I have examined the Restated Certificate of Incorporation, By-laws and other corporate records of the Company, and such other documents I have deemed relevant to this opinion.

     Based and relying solely upon the foregoing, it is my opinion that when the 30,000,000 shares of Common Stock, or any portion thereof, are issued as described in the Registration Statement, such shares will be duly authorized, validly issued, fully paid and nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement as having passed upon the validity of the issuance of the Common Stock. In giving this consent, I do not hereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,


/s/ Stephen T. Braun

Stephen T. Braun
Senior Vice President and
General Counsel